Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) dated May 13, 2003 is between PEMCO AVIATION GROUP, INC., a Delaware corporation (the “Company”), and RONALD A. ARAMINI (“Executive”).

Recitals

A. Pursuant to that certain Amended and Restated Employment Agreement dated as of January 1, 2000 (the “Original Agreement”), Company and Executive agreed to various terms and conditions providing for the employment of Executive by Company.

B. The parties have now determined that it is appropriate to extend the term of the Original Agreement, among other things; therefore, each of the Company and Executive have agreed to amend certain provisions of the Original Agreement.

Agreement

1. Capitalized terms not otherwise defined herein shall have the meanings accorded thereto in the Original Agreement.

2. Sections 2, 8(c)(i), 8(c)(ii) and 8(e)(iii) of the Original Agreement are hereby amended to replace any reference to “December 31, 2005” with “December 31, 2007”.

3. Section 5(f) of the Original Agreement is hereby amended to add the following at the end of such subsection:

Provided, further, on May 13, 2003, the Board of Directors of the Company granted to Executive an additional stock option to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value per share of the Company’s common stock on that date ($22.95) which options shall vest at the rate of 20,000 shares per year, on each of January 1, 2006 and January 1, 2007; said additional options shall be evidenced by a stock option agreement in a form that is substantially similar to Exhibit B attached hereto.

4. This Amendment may be executed in one or more counterparts and shall be effective and enforceable against any party who has executed a counterpart hereof.

5. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without regard to conflict of law principles), except as required by mandatory provisions of law.

6. Except as provided herein, the Original Agreement, and each and every term thereof, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be dated May 13, 2003 and to be duly executed and delivered.

Company:

PEMCO AVIATION GROUP, INC.,
a Delaware corporation

By:	/s/ Harold T. Bowling
Name:	Harold T. Bowling
Title:	Vice Chairman

Executive:

/s/ Ronald A. Aramini
Name:	Ronald A. Aramini